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                                  EXHIBIT 4.6

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                          STOCKHOLDERS' AGREEMENT FOR
                       AMERICA WEST HOLDINGS CORPORATION

        THIS STOCKHOLDERS' AGREEMENT FOR AMERICA WEST HOLDINGS CORPORATION (this "Agreement") is entered into as of this 19th day of December, 1996 by and among TPG PARTNERS, L.P., a Texas limited partnership ("TPG Partners"), TPG PARALLEL I, L.P., a Texas limited partnership ("TPG Parallel"), AIR PARTNERS II, L.P., a Texas limited partnership ("Air Partners"), CONTINENTAL AIRLINES, INC., a Delaware corporation ("Continental"), MESA AIRLINES, INC., a Delaware corporation ("Mesa"), ROBERT A. EWERT, DAVID T. OBERGFELL, WILLIAM A. FRANKE and AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENTS

        1. On June 27, 1991, America West Airlines, Inc., a Delaware corporation ("AWA"), filed a case seeking relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court").

        2. On December 8, 1993, the Bankruptcy Court entered an order on Motion to Establish Procedures for submission of Investment Proposals (the "Procedures Order").

        3. Pursuant to the Procedures Order, AmWest Partners, L.P., a Texas limited partnership ("AmWest") and AWA entered into that certain Third Revised Investment Agreement dated April 21, 1994 (the "Investment Agreement"), contemplating an investment by AmWest in AWA (the "Investment") and providing for the consummation of AWA's Plan on Reorganization (the "Plan").

        4. On August 10, 1994, the Bankruptcy Court entered an order confirming the Plan.

        5. In consideration of the Investment, AWA issued common stock of AWA ("AWA Common Stock") consisting of Class A Common Stock ("AWA Class A Common") and Class B Common Stock ("AWA Class B Common") and warrants to purchase Class B Common to AmWest and others.

        6. Pursuant to Section 6(b) of the Investment Agreement, (i) the official Committee of Equity Holders of America West Airlines, Inc., appointed in AWA's Chapter 11 case (the "Equity Committee") appointed Robert A. Ewert as a Stockholder Representative, (ii) the Official Committee of Unsecured Creditors of America West Airlines, Inc., appointed in AWA's Chapter 11 case (the "Creditors' Committee") appointed David T. Obergfell as a Stockholder Representative and (iii) the Board of Directors of AWA, as

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         constituted prior to consummation of the Plan, appointed William A.
         Franke as a Stockholder Representative.

     7. In connection with the closing of the transactions contemplated by the Investment Agreement and the Plan, AWA, AmWest, GPA Group plc, a corporation organized under the laws of Ireland ("GPA"), and the Stockholder Representatives referred to above entered into that certain Stockholders' Agreement for America West Airlines, Inc. (the "Existing Stockholders' Agreement") pursuant to Section 218(c) of Title 8 of the Delaware Code (the "General Corporation Law").

     8. The rights of AmWest under the Existing Stockholders' Agreement have heretofore been assigned to, and assumed by, TPG Partners, TPG Parallel, Air Partners, Continental, and Mesa and the rights of GPA under the Existing Stockholders' Agreement have terminated.

     9. The Company and AWA are parties to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of December 19, 1996, providing, among other things, for the merger (the "Merger") of AWA Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into AWA, with AWA being the surviving corporation in the Merger (in such capacity, the "Surviving Corporation").

     10. Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), (i) each issued and outstanding share of AWA Class A Common will be converted into the right to receive one share of Class A Common Stock of the Company ("Class A Common"), (ii) each issued and outstanding share of AWA Class B Common will be converted into the right to receive one share of Class B Common Stock of the Company ("Class B Common"), (iii) each issued and outstanding share of common stock of Merger Sub will be converted into the right to receive one share of the common stock of the Surviving Corporation and (iv) each issued and outstanding share of common stock of the Company will be canceled without any consideration being paid therefor.

     11. AWA currently has issued and outstanding warrants to purchase 8,180,086 shares of AWA Class B Common (the "Warrants"), the terms of which are governed by that certain Warrant Agreement dated as of August 25, 1994 between AWA and First Interstate Bank of California, as Agent (the "Warrant Agreement").

     12. Pursuant to the terms of the Warrant Agreement, as a result of the Merger, each of the Warrants will from and after the Effective Time represent the right to purchase a share of Class B Common from AWA.

     13. The parties hereto have agreed to enter into this Agreement pursuant to
         Section 218(c) of the General Corporation Law.


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         NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

         "Affiliate" shall mean (i) when used with reference to any partnership, any person or entity that, directly or indirectly, owns or controls ten percent or more of either the capital or profit interests of such partnership or is a partner of such partnership or is a person or entity in which such partnership has a ten percent or greater direct or indirect equity interest, and (ii) when used with reference to any corporation, any person or entity that, directly or indirectly, owns or controls ten percent or more of the outstanding voting securities of such corporation or is a person or entity in which such corporation has a ten percent or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any person or entity, shall also mean any other person or entity that, directly or indirectly, controls or is controlled by or is under common control with such person or entity. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the Company nor any Fidelity Fund will be deemed to be an Affiliate of TPG Partners, TPG Parallel or Air Partners.

         "Agreement" shall have the meaning set forth in the introductory paragraph hereof.

         "Air Partners" shall have the meaning set forth in the introductory paragraph hereof.

         "Alliance Agreements" shall have the meaning set forth in the Investment Agreement.

         "AmWest" shall have the meaning set forth in the Preliminary Statements hereof.

         "AmWest Affiliates" shall mean AmWest GenPar, Inc., a Delaware corporation, TPG Partners, TPG Parallel, Air Partners, Continental, and Mesa.

         "AmWest Director" shall mean a director of the Company designated by an AmWest Affiliate pursuant to Section 2.01(a).


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         "Annual Meeting" shall mean an annual meeting of the shareholders of the Company.

         "AWA" shall have the meaning set forth in the Preliminary Statements hereof.

         "AWA Class A Common" shall have the meaning set forth in the Preliminary Statements hereof.

         "AWA Class B Common" shall have the meaning set forth in the Preliminary Statements hereof.

         "AWA Common Stock" shall have the meaning set forth in the Preliminary Statements hereof.

         "Bankruptcy Court" shall have the meaning set forth in the Preliminary Statements hereof.

         "Board" shall mean the Company's Board of Directors.

         "Bylaws" shall mean the Bylaws of the Company.

         "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company.

         "Citizens of the United States" shall have the meaning set forth in
Section 1301, Title 49, United States Code, as now in effect or as it may hereafter from time to time be amended.

         "Class A Common" shall have the meaning set forth in the Preliminary Statements hereof.

         "Class B Common" shall have the meaning set forth in the Preliminary Statements hereof.

         "Company" shall have the meaning set forth in the introductory paragraph hereof.

         "Continental" shall have the meaning set forth in the introductory paragraph hereof.

         "Creditors' Committee" shall have the meaning set forth in the Preliminary Statements hereof.

         "Creditors' Committee Director" shall mean a director of the company designated by the Creditors' Committee or otherwise pursuant to Section 2.01(b).


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         "Equity Committee" shall have the meaning set forth in the Preliminary
Statements hereof.

         "Equity Committee Director" shall mean a director of the Company designated by the Equity Committee or otherwise pursuant to Section 2.01(b).

         "Exchange Act" shall have the meaning set forth in Section 4.04.

         "Existing Stockholders' Agreement" shall have the meaning set forth in the Preliminary Statements hereof.

         "Fidelity Fund" shall mean a fund or account managed or advised by Fidelity Management Trust Company or any of its Affiliates or successors.

         "General Corporation Law" shall have the meaning set forth in the Preliminary Statements hereof.

         "GPA" shall have the meaning set forth in the Preliminary Statements hereof.

         "Independent Company Director" shall mean a director of the Company designated pursuant to Section 2.01(b).

         "Independent Directors" shall mean, collectively, the Creditors' Committee Directors, the Equity Committee Director, and the Independent Company Director.

         "Investment" shall have the meaning set forth in the Preliminary Statements hereof.

         "Investment Agreement" shall have the meaning set forth in the Preliminary Statements hereof.

         "Lehman" shall mean Lehman Brothers Inc. or any successor.

         "Merger" shall have the meaning set forth in the Preliminary Statements hereof.

         "Merger Agreement" shall have the meaning set forth in the Preliminary Statements hereof.

         "Merger Sub" shall have the meaning set forth in the Preliminary Statements hereof.

         "Mesa" shall have the meaning set forth in the introductory paragraph hereof.

         "Other Transaction" shall have the meaning set forth in Section 4.03.


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         "Plan" shall have the meaning set forth in the Preliminary Statements hereof.

         "Primary Transaction" shall have the meaning set forth in Section 4.03.

         "Procedures Order" shall have the meaning set forth in the Preliminary Statements hereof.

         "Public Offering" shall have the meaning set forth in Section 4.02.

         "Regulation 13D-G" shall have the meaning set forth in Section 4.04.

         "Rule 144" shall have the meaning set forth in Section 4.02.

         "Securities Act" shall have the meaning set forth in Section 4.02.

         "Stockholder Representatives" shall mean the persons identified as such in the Preliminary Statements set forth above; provided, however, that in the case of the death, resignation, removal or disability of a Stockholder Representative, his or her successor shall be designated in the manner set forth in Section 2.01(b), and upon providing a written acknowledgment to such effect to all other parties hereto and agreeing to be bound and subject to the terms hereof, shall become a Stockholder Representative.

         "Successor Independent Director" shall the meaning set forth in Section 2.01(b).

         "Surviving Corporation" shall have the meaning set forth in the Preliminary Statements hereof.

         "Terminating Annual Meeting" shall mean the Annual Meeting held on the day immediately following the Termination Date.

         "Termination Date" shall mean the day immediately preceding the date on which the first Annual Meeting of the Company is held on or after August 25, 1997.

         "TPG Parallel" shall have the meaning set forth in the introductory paragraph hereof.

         "TPG Partners" shall have the meaning set forth in the introductory paragraph hereof.

                                   ARTICLE II

                  DESIGNATION AND VOTING FOR COMPANY DIRECTORS

         Section 2.01 Designation and Voting for Directors. Until the Termination Date, subject to the exception set forth in Section 4.07(a), the Board shall consist of up to 14 persons, of whom


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nine persons shall be AmWest Directors and five persons shall be Independent
Directors, all designated in accordance with the following procedure:

         (a) The AmWest Directors designated on Exhibit A hereto shall serve until the first Annual Meeting following the date hereof and until the successor to each such director shall be duly elected and qualified, or until their death, disability, removal or resignation. No less than 30 days in advance of each Annual Meeting prior to (but not including) the Terminating Annual Meeting, and no less than five days in advance of any other meeting of the Board prior to (but not including) the Terminating Annual Meeting at which a director will be elected to sit on the Board in a seat vacated by an AmWest Director because of death, disability, removal, resignation, or otherwise, the AmWest Affiliates shall give written notice to the other parties hereto designating the individual or individuals to serve as AmWest Directors. The Stockholder Representatives agree to recommend to the Independent Directors to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees.

         (b) Three Creditors' Committee Directors, one Equity Committee Director, and one Independent Company Director, each as designated on Exhibit A hereto, shall serve until the first Annual Meeting following the date hereof and until the successor to each such director shall be duly elected and qualified, or until their death, disability, removal or resignation. Until (but not including) the Terminating Annual Meeting, the Company shall nominate for reelection, and each of the AmWest Affiliates shall vote the Common Stock held and controlled by it in favor of, each Independent Director designated on Exhibit A for so long as he or she continues to serve on the Board. No less than five days in advance of any meeting of the Board prior to (but not including) the Terminating Annual Meeting at which a director will be elected to sit on the Board in a seat vacated by an Independent Director because of death, disability, removal, resignation, or otherwise (a "Successor Independent Director"), and no less than 30 days in advance of each Annual Meeting prior to (but not including) the Terminating Annual Meeting at which the term of any Successor Independent Director will expire, the Stockholder Representatives shall give written notice to the other parties hereto designating the individuals to serve as Independent Directors; provided, however, that (i) if the Creditors' Committee or the Equity Committee remain in effect, they shall have the right to designate the Creditors' Committee Directors and the Equity Committee Director, respectively, or the individuals to fill vacancies thereof, by giving written notice to the other parties hereto in accordance with the terms set forth above, and (ii) the Stockholder Representatives shall select any Successor Independent Director to replace the Independent Company Director from among the executive officers of the Company. Each of the AmWest Affiliates agrees to vote the Common Stock held and controlled by it and to cause the AmWest Directors to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees; provided, however, that each Independent Director shall be reasonably acceptable to the AmWest Affiliates at the time of his or her initial designation.


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         (c) Except as otherwise provided herein, each of the AmWest Affiliates and each of the Stockholder Representatives agrees to nominate or cause the nomination of the AmWest Directors and the Independent Directors, respectively, in accordance with the Bylaws.

         (d) Notwithstanding the foregoing, no party hereto shall be obligated to vote any shares for which the voting rights have been suspended, whether voluntarily or involuntarily.

         (e) In the event that the AmWest Affiliates, the Creditors' Committee or the Equity Committee (for so long as each is in existence and has the ability to designate a director as herein provided), or the Stockholder Representatives shall fail or refuse to designate a nominee to the Board for a position allocated to and to be filled by such group or entity as herein provided, such position shall not be filled and shall remain vacant unless and until such designation shall be made as herein provided.

         (f) The parties hereto agree (i) to vote the Common Stock held and controlled by them (other than stock held individually by any Stockholder Representative) in favor of the removal from the Board, upon notice by the group or entity having the right to designate such director under this
     Section 2.01 and requesting such removal, of any person or persons designated to the Board by such group or entity, and (ii) to vote the Common Stock held and controlled by them (other than stock held individually by any Stockholder Representative) and to cause (or in the case of the Stockholder Representatives, recommend to) the directors designated by them to vote or take such action as may be required under the General Corporation Law or otherwise to implement the provisions of this Agreement. The group or entity who has nominated any director in accordance with this Agreement shall have the exclusive right to remove or replace such director by written notice as herein provided; provided, however, that nothing in this agreement shall be construed to limit or prohibit the removal of any director for cause.

         Section 2.02 Citizenship of Directors. Until the Termination Date, at least eight of the AmWest Directors, at least two of the Creditors' Committee Directors, the Equity Committee Director, and the Independent Company Director shall each be Citizens of the United States.

         Section 2.03 Restriction on Designation of AmWest Directors. Each of the AmWest Affiliates agrees that no AmWest Director shall be an officer or employee of Continental.

                                   ARTICLE III

                            VOTING ON CERTAIN MATTERS

         Section 3.01 Recusal of Certain Directors. Any director who is selected by, or who is a director of, Continental shall recuse himself or herself from voting on, or otherwise receiving any confidential information regarding, matters in connection with negotiations between Continental and the Company or AWA (including, without limitation, negotiation between Continental and AWA


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of the Alliance Agreements) and matters in connection with any action involving direct competition between Continental and the Company or AWA. Any director who is selected by, or who is a director, officer or employee of, Mesa shall recuse himself or herself from voting on, or otherwise receiving any confidential information regarding, matters in connection with negotiations between Mesa and the Company or AWA (including, without limitation, negotiation between Mesa and AWA of the Alliance Agreements) and matters in connection with any action involving direct competition between Mesa and the Company or AWA.

         Section 3.02 Required Votes With Respect to Certain Matters. Until the Termination Date, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of common stock of the Company entitled to vote (excluding any shares owned by any of the AmWest Affiliates or any of their respective Affiliates, but not, however, excluding shares owned, controlled or voted by Mesa or any of its transferees or Affiliates that are not otherwise Affiliates of AmWest), voting as a single class, shall be required to approve, adopt or authorize:

         (a) any merger or consolidation of the Company or AWA with or into any of the AmWest Affiliates or any Affiliate of any of the AmWest Affiliates;

         (b) any sale, lease, exchange, transfer, or other disposition by the Company or AWA of all or any substantial part of its assets to any of the AmWest Affiliates or any Affiliate of any of the AmWest Affiliates;

         (c) any transaction with or involving the Company as a result of which the AmWest Affiliates or any of their respective Affiliates will, as a result of issuances of voting securities by the Company (or any other securities convertible into or exchangeable for such voting securities), acquire an increased percentage ownership of such voting securities, except for (i) the exercise of any of the Warrants, (ii) the conversion of Class A Common held by it to Class B Common, or (iii) otherwise pursuant to a transaction in which all holders of Class B Common may participate on a pro rata basis at the same price per share and on the same economic terms, including, without limitation, (A) a tender or exchange offer for all shares of the Common Stock and (B) a Public Offering; or

         (d) any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing.

At the request of any party proposing such a transaction, subject to the Board approving such request, the Company agrees to put to a vote of the shareholders the approval of any transaction referred to in subparagraphs (a) through (d) above (excluding the excepted transactions referred to in clauses (i), (ii), and (iii) of subparagraph (c)) at the next regular or any duly convened special meeting of the shareholders of the Company; provided, however, that, except to the extent otherwise required by applicable law, the shareholder voting requirements specified above shall not be applicable to a proposed action which has been approved or recommended by at least three Independent Directors.


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                                   ARTICLE IV

                                FURTHER COVENANTS

         Section 4.01 Proportional Ownership of Class A Common and Class B Common. None of the AmWest Affiliates or any of their respective Affiliates shall sell or otherwise transfer any Common Stock (other than to an Affiliate of the transferor) if, after giving effect thereto and to any related transaction by such party, the total number of shares of Class B Common beneficially owned by the transferor is less than twice the total number of shares of Class A Common beneficially owned by the transferor; provided, however, that nothing contained in this Section 4.01 shall prohibit any owner of Common Stock from selling or otherwise transferring, in a single transaction or related series of transactions, all shares of Common Stock owned by it, subject to the remaining provisions of this Agreement.

         Section 4.02 Restrictions With Respect to Governing Documents and Sale of Securities by AmWest Affiliates. Each of the AmWest Affiliates agrees that its constituent documents shall at all times require that this Agreement be binding upon all general and limited partners of such AmWest Affiliate, and any of their respective Affiliates who hold or receive shares of the Company or direct the voting of any shares held by such AmWest Affiliate, and upon any assignees or transferees in a single transaction or a related series of transactions of all or substantially all of the Common Stock owned by such AmWest Affiliate or any of its Affiliates or partners; provided, however, that this Agreement shall not be binding upon any assignee or transferee who acquires such Common stock pursuant to (a) a tender or exchange offer open to all shareholders of the Company on a pro rata basis at the same price per share and on the same economic terms, (b) a public distribution registered under the Securities Act of 1933, as amended (the "Securities Act"), or sale on the open market through a "brokers' transaction," as that term is defined in subsection
(g) of Rule 144 (a "Public Offering"), or (c) a transfer made pursuant to Rule 144, as amended ("Rule 144"), under the Securities Act. None of AmWest Affiliates shall sell or transfer any Common Stock held by it to any of its general or limited partners, to any Fidelity Fund, to Lehman, or to any Affiliate of any of the AmWest Affiliates or such partners and none of the AmWest Affiliates shall sell or transfer all or substantially all of the Common Stock held by it in a single transaction or a related series of transactions, except in accordance with clauses (a), (b) or (c), above, unless and until it causes any assignee or transferee to provide a written acknowledgment to the other parties hereto that it accepts and is bound by and subject to the terms of this Agreement.

         Section 4.03 Restriction With Respect to Sale of Control. Each of the AmWest Affiliates covenants and agrees that, without the prior written consent of the Company given pursuant to a resolution duly adopted by the affirmative vote of not less than 75% of all directors of the Company, it shall not sell or transfer, alone or together with the other AmWest Affiliates, in a single transaction or a related series of transactions, shares of Common Stock representing 51% or more of the combined voting power of all shares of Common Stock then outstanding, other than (a) pursuant to or in connection with a tender or exchange offer for all shares of Common Stock and for the benefit of all holders of Class B Common on a pro rata basis at the same price per share and on


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the same economic terms, (b) to any Affiliate of any of the AmWest Affiliates,
(c) pursuant to a bankruptcy or insolvency proceeding, (d) pursuant to a judicial order, legal process, execution, or attachment, (e) in a Public Offering, or (f) in any other transaction where the purchase price per share of the Common Stock being sold or transferred therein is equal to or less than the then-current market price per share (i.e., the average of the daily mean between the high and low sales prices regular way of the shares of Common Stock on the exchange on which shares of Common Stock are listed for ten consecutive trading days preceding the effective date of such transaction). For purposes of the foregoing, a transaction (the "Primary Transaction") involving any person or entity will not be deemed to be related to any other transaction (the "Other Transaction") if (i) the Other Transaction does not involve, directly or indirectly, such person or entity or any Affiliate of such person or entity, it being understood that, for purposes of this clause (i), TPG Partners, TPG Parallel, Air Partners, and Continental will be deemed not to be Affiliates of one another, and (ii) the Primary Transaction and the Other Transaction do not involve, directly or indirectly, persons or entities who are assignees, direct or indirect, of any of the AmWest Affiliates and who are acting in concert with respect thereto, it being understood that, for purposes of this clause (ii), persons or entities will be deemed to be acting in concert when they act jointly or on a coordinated basis pursuant to any express or tacit agreement, arrangement or understanding.

         Section 4.04 Certain Securities Law Filings. If required by applicable law, within ten days of the date hereof, each of the AmWest Affiliates shall file with the Securities and Exchange Commission, a Schedule 13D pursuant to Regulation 13D-G ("Regulation 13D-G") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall amend such filing as required by Regulation 13D-G. Each other party hereto covered by such filing covenants and agrees to promptly provide to each of the AmWest Affiliates all information pertaining to such party and necessary to make such amendments and to notify each of the AmWest Affiliates of any changes in facts or circumstances pertaining to such party that would require any amendments under Regulation 13D-G.

         Section 4.05 Amendments of Certificate of Incorporation and Bylaws. Each of the AmWest Affiliates agrees that it shall not, alone or together with the other AmWest Affiliates, cause any amendment to the provisions of the Certificate of Incorporation or the Bylaws or otherwise take any action that supersedes or materially adversely affects or impairs the rights and obligations of the parties under this Agreement or is contrary to the provisions of this Agreement.

         Section 4.06 Legending of Securities. (a) Each certificate evidencing shares of Common Stock issued to any of the AmWest Affiliates or any of its partners and any of their respective Affiliates, and any assignee or transferee bound by the terms hereof, including shares of Common Stock issued in connection with the exercise of any warrant, so long as such Common Stock is held by them and prior to the termination or expiration of this Agreement, shall be conspicuously stamped or marked with a legend including substantially as follows:

     THE RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN STOCKHOLDERS'


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     AGREEMENT FOR AMERICA WEST HOLDINGS CORPORATION DATED DECEMBER
     19, 1996, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF AMERICA WEST HOLDINGS CORPORATION.

and each such certificate, for so long as such certificate is held by any of the AmWest Affiliates or any of its partners, any of their respective Affiliates, or any assignee or transferee bound by the terms hereof and prior to the termination or expiration of this Agreement, shall include in such legend the following:

     THIS CERTIFICATE AND ANY INTEREST HEREIN MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AFORESAID STOCKHOLDERS' AGREEMENT.

         (b) All certificates evidencing shares of Common Stock and warrants of the Company that have not been registered pursuant to the Securities Act and that are not exempt from registration under Section 1145 of the Bankruptcy Code, shall at all times be conspicuously stamped or marked with a legend including substantially as follows:

     THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THE RULES AND REGULATIONS THEREUNDER OR AN EXEMPTION THEREFROM AND FROM ANY APPLICABLE STATE SECURITIES LAWS.

         (c) Upon the termination of this Agreement, the Company shall, without charge and upon surrender of certificates by the holders thereof and written request, cancel all certificates evidencing shares of Common Stock bearing any legend described in subparagraph (a) above and issue to the holders thereof replacement certificates that do not bear such a legend for an equal number of shares held by such holders. Upon the transfer of any Common Stock bearing any legend described in subparagraph (a) above to a party not bound by and subject to this Agreement, the Company shall, without charge and upon the surrender of certificates by the holders thereof and written request, cancel all certificates evidencing such shares of Common Stock and issue to the transferee thereof replacement certificates that do not bear any such legend.

         Section 4.07 Issuance of Preferred Stock. During the term of this Agreement, none of the AmWest Affiliates shall, alone or together with the other AmWest Affiliates, cause the issuance of any preferred stock by the Company that would (a) increase the number of directors in excess of the number provided in
Section 2.01 (except for increases caused by a provision allowing holders of preferred stock to elect additional directors in the event of nonpayment of dividends), or (b) eliminate or reduce the number of Creditors' Committee Directors or eliminate the Equity Committee Director or the Independent Company Director.

                                    ARTICLE V

                              RIGHTS UPON BREACH

         Section 5.01 Remedies. Each party hereto recognizes and agrees that a violation of any term, provision, or condition of this Agreement may cause irreparable damage to the other parties which is difficult or impossible to quantify or ascertain and that the award of any sum of damages may not be adequate relief to such other parties. Each party hereto therefore agrees that in the event of any breach of this Agreement, the other party or parties shall, in addition to any remedies at law which may be available, have the right to obtain appropriate equitable (including, but not limited to, injunctive) relief. All remedies hereunder shall be cumulative and not exclusive.

         Section 5.02 Additional Rights of the Company. In addition to any other remedies available at law or in equity, each party hereto agrees that the Company shall have the right (a) to withhold transfer, and to instruct any transfer agent for securities of the Company to withhold transfer, of any certificates evidencing shares of Common Stock held by any of the AmWest Affiliates or any partner or Affiliate of any of the AmWest Affiliates or transferee if the Company reasonably believes that such transfer would not be in material compliance with the terms and provisions of this Agreement, unless the transferee provides to the Company an opinion of legal counsel reasonably acceptable to the Company that such transfer will be in material compliance with the terms and provisions hereof, and (b) to require any person or entity requesting transfer of securities subject to this Agreement to provide such information as may reasonably be requested by the Company regarding ownership of securities, affiliations, if any, between the party requesting transfer and the transferee and such other matters pertaining to the transfer as may be appropriate to enable the Company to determine the compliance of the proposed transfer of securities with the terms and provisions of this Agreement.

                                   ARTICLE VI

                                   TERMINATION

         This Agreement shall automatically terminate without any action by any party on the Termination Date and shall not be extended except in accordance with Section 7.03. Upon such termination, the rights and obligations of each party hereunder shall terminate and the provisions of this Agreement shall be of no force and effect; provided, however, that no such termination shall relieve any person or entity from liability for breach or default of this Agreement prior to such termination.

                                   ARTICLE VII

                                 MISCELLANEOUS

         Section 7.01 Notices. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or by prepaid express courier at the following addresses or facsimile numbers:

         If to TPG Partners, TPG Parallel or Air Partners, to:

                  TPG GenPar, L.P.
                  201 Main Street, Suite 2420
                  Fort Worth, Texas 76102
                  Attention: James G. Coulter
                  Fax Number: (817) 871-4010

              with copies to:

                  Arnold & Porter
                  1200 New Hampshire Ave., N.W.
                  Washington, D.C. 20036
                  Attention: Richard P. Schifter
                  Fax Number: (202) 872-6720

              and

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Attention: Lyle G. Ganske
                  Fax Number: (216) 586-7864

         If to Continental, to:

                  2929 Allen Parkway, Suite 2010
                  Houston, Texas  77019
                  Attention: Jeffrey Smisek
                  Fax Number: (713) 834-2687
              with copies to:

                  Arnold & Porter
                  1200 New Hampshire Ave., N.W.
                  Washington, D.C. 20036
                  Attention: Richard P. Schifter
                  Fax Number: (202) 872-6720

              and

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Attention: Lyle G. Ganske
                  Fax Number: (216) 586-7864

         If to Mesa, to:

                  2325 East 30th Street
                  Farmington, New Mexico  87401
                  Attention: Larry L. Risley
                  Fax Number: (505) 326-4485

              with copies to:

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Attention: Lyle G. Ganske
                  Fax Number: (216) 586-7864

              and

                  Arnold & Porter
                  1200 New Hampshire Ave., N.W.
                  Washington, D.C. 20036
                  Attention: Richard P. Schifter
                  Fax Number: (202) 872-6720

         If to Robert A. Ewert, to:

                  Robert A. Ewert
                  3819 E. Nowata Drive
                  Phoenix, Arizona 85044
                  Fax Number: (602) 893-2239

         If to David T. Obergfell, to:

                  David T. Obergfell
                  2606 Beechmont Drive
                  Dallas, Texas  75228
                  Fax Number: (214) 965-6140

              with a copy to:

                  Stutzman & Bromberg
                  2323 Bryan Street, Suite 2300
                  Dallas, Texas  75201
                  Attention: Sandy Esserman
                  Fax Number: (214) 969-4999

         If to William A. Franke, to:

                  William A. Franke
                  America West Airlines, Inc.
                  4000 East Sky Harbor Boulevard
                  Phoenix, Arizona 85034
                  Fax Number: (602) 693-5517

         If to the Company, to:

                  America West Holdings Corporation
                  4000 East Sky Harbor Boulevard
                  Phoenix, Arizona 85034
                  Attention: General Counsel
                  Fax Number: (602) 693-5904
              with a copy to:

                  Andrews & Kurth, L.L.P.
                  4200 Texas Commerce Tower
                  Houston, Texas 77002
                  Attention: David G. Elkins
                  Fax Number: (713) 220-4285

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 7.01, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.01, be deemed given upon receipt, and (c) if delivered by mail or by express courier in the manner described above to the address as provided in this Section 7.01, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person or entity to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 7.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice as provided in this Section 7.01 specifying such change to the other parties hereto. Nothing in this Section 7.01 shall be deemed or construed to alter any notice provisions contained in the Bylaws.

         Section 7.02 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

         Section 7.03 Amendments and Waiver. This Agreement may only be amended, waived, supplemented, modified, or extended by a written instrument signed by authorized representatives of each party hereto.

         Section 7.04 Benefit and Burden. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

         Section 7.05 Counterparts. This Agreement may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.

         Section 7.06 Severability. If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be illegal, invalid, or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 7.07 Inconsistent Provisions. The parties hereto intend that in the case of any conflict or inconsistency between this Agreement and the Certificate of Incorporation or the Bylaws, that this Agreement shall control, and therefore, in the event that any term or provision of this

Agreement is rendered invalid, illegal or unenforceable by the Certificate of Incorporation or the Bylaws, the parties agree to amend the Certificate of Incorporation or the Bylaws (as the case may be) so as to render such term or provision valid, legal, and enforceable, if and to the extent legally permitted.

        Section 7.08 Effectiveness and Termination of Existing Stockholders' Agreement. This Agreement shall become effective upon the later to occur of (a) the execution by each of the parties hereto of this Agreement and (b) the effectiveness of the Merger. Upon this Agreement becoming effective, the Existing Stockholders' Agreement shall terminate and be of no further force or effect; provided, however, that such termination of the Existing Stockholders' Agreement shall not relieve any of the parties thereto from liability for any breach or default of the Existing Stockholders' Agreement prior to such termination.

        IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the date first written above.

                                TPG PARTNERS, L.P.

                                By: TPG GenPar, L.P., its General Partner

                                    By: TPG Advisors, Inc., its General Partner

                                        By: /s/ Richard Eckleberry
                                            ------------------------------------
                                            Richard Eckleberry, Vice President


                                TPG PARALLEL I, L.P.

                                By: TPG GenPar, L.P., its General Partner

                                    By: TPG Advisors, Inc., its General Partner

                                        By: /s/ Richard Eckleberry
                                            ------------------------------------
                                            Richard Eckleberry, Vice President

                                 AIR PARTNERS II, L.P.

                                 By: TPG GenPar, L.P., its General Partner

                                     By: TPG Advisors, Inc., its General Partner

                                         By: /s/ Richard Eckleberry
                                             -----------------------------------
                                             Richard Eckleberry,
                                             Vice President


                                 CONTINENTAL AIRLINES, INC.

                                 By: /s/ Jeffrey A. Smisek
                                     -------------------------------------------
                                     Jeffrey A. Smisek,
                                     Executive Vice President


                                 MESA AIRLINES, INC.

                                 By: /s/ Larry L. Risley
                                     -------------------------------------------
                                     Larry L. Risley,
                                     Chief Executive Officer


                                 STOCKHOLDER REPRESENTATIVES

                                 By: /s/ Robert A. Ewert
                                     -------------------------------------------
                                     Robert A. Ewert,
                                     Stockholder Representative

                                 By: /s/ David T. Obergfell
                                     -----------------------------------
                                     David T. Obergfell,
                                     Stockholder Representative


                                 By: /s/ William A. Franke
                                     -------------------------------------------
                                     William A. Franke,
                                     Stockholder Representative


                                 AMERICA WEST HOLDINGS CORPORATION

                                 By: /s/ Stephen L. Johnson
                                     -------------------------------------------
                                     Stephen L. Johnson,
                                     Senior Vice President -- Legal Affairs


        America West Airlines, Inc., a Delaware corporation, hereby executes this Agreement solely for the purposes of evidencing its consent to the termination of the Existing Stockholders' Agreement provided in Section 7.08 hereof.

                                 AMERICA WEST AIRLINES, INC.

                                 By: /s/ Stephen L. Johnson
                                     -------------------------------------------
                                     Stephen L. Johnson,
                                     Senior Vice President -- Legal Affairs

                                    EXHIBIT A

                               DIRECTOR DESIGNEES

AmWest Directors:
-----------------

Julia Chang Bloch
Frederick W. Bradley, Jr.
James G. Coulter
John F. Fraser
John L. Goolsby
Richard C. Kraemer
Larry L. Risley
Richard P. Schifter
Richard R. Goodmanson

Creditors' Committee Directors:
-------------------------------

Stephen F. Bollenbach
Raymond S. Troubh
Frank B. Ryan

Equity Committee Director:
--------------------------

John R. Power, Jr.

Independent Company Director:
-----------------------------

William A. Franke


                                       A-i